Exhibit 99.1

USANA Health Sciences Provides Preliminary Fiscal Year 2022 Results and Issues Initial Fiscal Year 2023 Outlook

SALT LAKE CITY--(BUSINESS WIRE)--January 5, 2023--USANA Health Sciences, Inc. (NYSE: USNA) today announced preliminary fiscal year 2022 results and initial guidance for fiscal year 2023 ahead of its presentation at the 25th Annual ICR Conference.

The Company currently anticipates fiscal year 2022 net sales of approximately $995 million and diluted earnings per share of approximately $3.65. The Company’s most recently issued fiscal year 2022 guidance anticipated net sales between $955 and $975 million and diluted earnings per share between $3.15 and $3.40. Total Active Customers were approximately 490,000 at year-end. Net sales for the fourth quarter and full-year benefitted from incremental sales in mainland China during the last two weeks of fiscal 2022, due to increased demand for certain products following the unanticipated shift in COVID policy in this market. While these incremental sales contributed to the Company’s better-than-anticipated operating results for the quarter and year, the Company does not have visibility into whether or how long this increased demand will continue into fiscal year 2023.

“Active Customer counts stabilized during the fourth quarter as key markets in our Asia Pacific region experienced initial signs of easing COVID lockdowns and restrictions,” said Kevin Guest, Chief Executive Officer and Chairman of the Board. “As a result of the improving operating environment in most of our markets, and the continued efforts of our team, we anticipate that net sales and diluted EPS for the year will be above the high end of our previous guidance range.

“As we begin 2023, we plan to execute several strategic initiatives, all of which are intended to grow our Active Customer base around the world. These efforts include a return to live sales meetings and events where possible, increased focus and effort on market expansion, new incentive opportunities for our salesforce, and continued evaluation of accretive acquisition opportunities. The wider-than-typical range of our initial 2023 outlook reflects the continued uncertainty in our global operating and economic environment in 2023, and the operational challenge of growing our Active Customer counts from a lower base as compared to the beginning of 2022. Our outlook anticipates that Active Customer counts will grow throughout 2023 as we execute our strategy.”

Initial Fiscal Year 2023 Outlook

The Company is issuing its initial net sales and earnings per share outlook for fiscal year 2023 as follows:

Initial Fiscal Year 2023 Guidance
Consolidated Net Sales	$850 - $950 million
Diluted EPS	$2.35 - $3.30

Net sales guidance for 2023 reflects: 1) Growing our Active Customer counts throughout the year from a lower starting point as compared to the beginning of fiscal year 2022; 2) Ongoing uncertainty in the operating environment in mainland China and other Asia Pacific markets; 3) An estimated $30 million unfavorable currency exchange rate impact on net sales; 4) More normalized volume and cadence of planned promotional activity throughout the year as compared to fiscal year 2022; and 5) Continued progress in our digital marketing efforts to elevate brand awareness and better communicate with a younger demographic.

“The process of increasing our Active Customer base is anticipated to materialize over several quarters, and our strategic initiatives and efforts are aligned with this mindset. The macro-operating and economic environment across our key markets globally remains dynamic and overall visibility continues to be challenging in certain key markets,” said Doug Hekking, Chief Financial Officer. “Accordingly, our initial outlook for fiscal year 2023 reflects a wider than typical range of financial performance.”

Fourth Quarter and Fiscal Year 2022 Earnings Release and Conference Call

The Company’s preliminary financial results, initial fiscal 2023 outlook and views on market trends observed in the fourth quarter of 2022 are based on information available as of the date of this release. The estimates provided in this release are preliminary and will be updated during our fourth quarter and fiscal year 2022 earnings release, scheduled after the close of market on Tuesday, February 7, 2023. Shortly following the issuance of the Company’s earnings release, the Company will post its Management Commentary document on the Company’s website (https://ir.usana.com) under the News/Events section of the site. Management will host a conference call to discuss this announcement with analysts and institutional investors the following morning, Wednesday, February 8, 2023 at 11:00 AM ET. The call will be broadcast over the Internet and can be accessed at http://ir.usana.com.

Participation at the 25th Annual ICR Conference:

The Company will be participating in the 25th Annual ICR Conference in Orlando, FL on January 9-10, 2023. Doug Hekking, CFO, is scheduled to present at 3:30PM ET on Tuesday, January 10, 2023. A live audio webcast of the presentation will be available on USANA’s website at https://ir.usana.com and a replay will be available on the same day.

About USANA

USANA develops and manufactures high-quality nutritional supplements, healthy foods and personal care products that are sold directly to Associates and Preferred Customers throughout the United States, Canada, Australia, New Zealand, Hong Kong, China, Japan, Taiwan, South Korea, Singapore, Mexico, Malaysia, the Philippines, the Netherlands, the United Kingdom, Thailand, France, Belgium, Colombia, Indonesia, Germany, Spain, Romania, and Italy. More information on USANA can be found at www.usana.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including: uncertainty related to the magnitude, scope and duration of the impact of the COVID-19 pandemic (“COVID-19”) to our business, operations and financial results; the further spread of, and regulatory measures or voluntary actions that may be put in place to limit the spread of, COVID-19 in the markets where we operate, including restrictions on business operations, shelter at home, or social distancing requirements; the potential for a resurgence of COVID-19 spread in any of our markets in the future; the impact of COVID-19 on the domestic and world economies, including any negative impact on discretionary spending, consumer demand, and consumer behavior in general; regulatory risk in China in connection with the health products and direct selling business models; regulatory risk in the United States in connection with the direct selling business model; potential negative effects of deteriorating foreign and/or trade relations between the United States and China; potential negative effects from geopolitical relations and conflicts, including the Russia-Ukraine conflict; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; global economic conditions generally, including increasing inflationary pressure around the world and any negative impact on our operating costs, consumer demand and consumer behavior in general; reliance upon our network of independent Associates; risk associated with governmental regulation of our products, manufacturing and direct selling business model; adverse publicity risks globally; risks associated with our international expansion and operations; and uncertainty relating to the fluctuation in U.S. and other international currencies. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this press release set forth our beliefs as of the date hereof. We do not undertake any obligation to update any forward-looking statement after the date hereof or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

Contacts

Investor contact:
Andrew Masuda
Investor Relations
(801) 954-7961
investor.relations@usanainc.com

Media contact:
Dan Macuga
Public Relations
(801) 954-7280